UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2014
Date of Report (Date of earliest event reported)

CITADEL EFT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-164882	80-0473573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 College Blvd., Suite 102. Oceanside, California	92057
(Address of principal executive offices)	(Zip Code)

  (714) 423-0701

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01   Entry Into a Material Definitive Agreement.

On February 14, 2014, Citadel EFT, Inc., (the “Company”) entered into a joint venture agreement with Carbon Development, Inc. (the “Agreement”). Pursuant to the Agreement, Carbon Development, Inc. (“CDI”) pledged to provide collateral bonds (the “Collateral Binds”) to the Company and granted the Company the right to assign, transfer, grant and pledge the Collateral Bonds, as collateral, to one or more lenders and to grant such lender a first priority, perfected security interest in the Collateral Bonds, including, without limitation, any and all underlying instruments and certificates representing the Collateral Bonds and, to the extent not prohibited by applicable law, the proceeds thereof, the distributions thereon, the profits thereof, and the rights and privileges pertaining thereto.  The delivery of all certificates and bond powers executed in blank representing or evidencing the Collateral Bonds shall be made to the Company, held by the Company and then pledged by the Company to the applicable lender in connection with the related loan(s) and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Company.

Prior to the date of the Agreement, CDI had no material interaction with the Company, other than the negotiation of the Agreement.

For a more detailed description of the Agreement, you should review the Agreement in their entirety, which is attached hereto and marked Exhibit 10.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Joint Venture Agreement, by and between Citadel EFT, Inc. and Carbon Development, Inc., dated February 14, 2014
99.1 99.2	Press Release published on February 18, 2014 Proof of Collateral Bonds

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EFT, INC.
DATE: February 18, 2014	/s/ Gary DeRoss Name: Gary DeRoos Title: President/Chief Executive Officer